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                                                                      EXHIBIT 21

                 CROWN CASTLE INTERNATIONAL CORP. SUBSIDIARIES


Crown Castle Operating Company (f/k/a Crown Castle USA Holdings Company), a Delaware corporation

Crown Communication Inc., a Delaware corporation (d/b/a Crown Communications, CrownCom)

Crown Castle USA Inc. (f/k/a Crown Network Systems, Inc.), a Pennsylvania corporation

Crown Castle PT Inc., a Delaware corporation

CC South Holdco Corp., a Delaware corporation

Crown Castle South LLC, a Delaware limited liability company

Crown Castle GT Corp., a Delaware corporation

Crown Castle GT Holding Company LLC, a Delaware limited liability company

Crown Castle International LLC, a Delaware limited liability company

Crown Castle Australia Holdings Pty Limited, an Australian limited liability company

Crown Castle Australia Pty Ltd (f/k/a CCAL Towers Pty Ltd.), an Australian limited liability company

Crown Castle UK Holding Corp., a Delaware corporation

Crown Castle UK Holdings Limited (f/k/a Castle Transmission Services (Holdings) Ltd.), an England and Wales company (unrestricted)

Crown Castle UK Limited (f/k/a Castle Transmission International Ltd.), an England and Wales company

Crown Castle Investment Corp., a Delaware corporation (unrestricted)

CCA Investment Corp., a Delaware corporation

Crown Castle Atlantic Holding Company LLC, a Delaware limited liability company

CC Castle International LLC, a Delaware limited liability company